UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2007
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)
2540 Mission College Boulevard, Santa Clara, CA           95054

(Address of principal executive offices)      (Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EXHIBIT 3.1
EXHIBIT 99.1

     The following information, including the text of the press release attached to this Current Report, shall not be deemed filed with the Securities and Exchange Commission (“SEC”), nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     On July 31, 2007, at its annual meeting of stockholders, Transmeta Corporation, a Delaware corporation (“Transmeta” or the “Company”) received stockholder approval of a proposal authorizing the Transmeta Board of Directors, in its discretion, to effect a reverse split of Transmeta’s common stock, par value $0.00001 per share (the “Common Stock”), at a ratio within the range from one-for-10 to one-for-40 shares, together with a corresponding reduction in the number of authorized shares of Transmeta’s capital stock, at any time prior to July 31, 2008. After the annual meeting, pursuant to stockholder approval, the Transmeta Board of Directors approved the implementation of a reverse stock split at a ratio of one-for-20 shares, together with a corresponding reduction in the number of authorized shares of Transmeta’s capital stock (the “Reverse Stock Split”).
     On August 15, 2007, Transmeta filed a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to effect the Reverse Stock Split. A conformed copy of the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Transmeta is attached to this Current Report as Exhibit 3.1.
     On August 17, 2007, at 8:00 a.m. Eastern Time, the Reverse Stock Split became effective. At that time, each twenty (20) outstanding shares of Common Stock of Transmeta were combined into and automatically became one (1) outstanding share of Common Stock of Transmeta. The Reverse Stock Split reduced the number of outstanding shares of Transmeta’s Common Stock from approximately 200 million shares to approximately 10 million shares. No fractional shares were or will be issued in connection with the Reverse Stock Split. Cash will be issued in lieu of fractional shares. The exercise price and the number of shares of Common Stock issuable under Transmeta’s outstanding warrants and options were proportionately adjusted to reflect the Reverse Stock Split. The number of shares issuable upon conversion of Transmeta’s Series B preferred stock and issuable under Transmeta’s equity incentive plans were proportionately reduced to reflect the Reverse Stock Split. Additional information about the Reverse Stock Split is available in Transmeta’s definitive proxy statement filed with the Securities and Exchange Commission on June 29, 2007.
     On August 17, 2007, following the Reverse Stock Split and upon the open of trading, the Common Stock of Transmeta began trading on The Nasdaq Global Market on a split-adjusted basis under the trading symbol “TMTAD.” Transmeta’s Common Stock is expected to continue to trade on a Reverse Stock Split basis under the symbol “TMTAD” for a period of 20 trading days. Thereafter, it will resume trading under the Company’s original symbol “TMTA.”
     On August 15, 2007, Transmeta issued the press release attached to this Current Report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Title or Description

3.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Transmeta Corporation, dated August 15, 2007.

99.1	Press release, “Transmeta Announces Reverse Stock Split,” dated August 15, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: August 21, 2007	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary

Exhibit Index

Exhibit
Number	Exhibit Title or Description

3.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Transmeta Corporation, dated August 15, 2007.

99.1	Press release, “Transmeta Announces Reverse Stock Split,” dated August 15, 2007.